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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

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                                    FORM 8-K

                CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934



DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED)                JANUARY 27, 1999
                                                                ----------------



                               BOYDS WHEELS, INC.
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             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)



         CALIFORNIA                  0-26738                   93-1000272
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(STATE OR OTHER JURISDICTION       (COMMISSION                (IRS EMPLOYER
      OF INCORPORATION)            FILE NUMBER)           IDENTIFICATION NUMBER)



             1572 NORTH BATAVIA, SUITE 1A, ORANGE, CALIFORNIA 92867
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                    (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)


REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE:  (714) 685-1111
                                                     --------------



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          (FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)


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                                                                     Page 1 of 4
                                                         Exhibit Index on Page 3

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ITEM 3.  BANKRUPTCY OR RECEIVERSHIP.

On January 30, 1998, Boyds Wheels, Inc. (The "Company") and its wholly owned subsidiary, Hot Rods by Boyd (the "Subsidiary") filed petitions in the United States Bankruptcy Court for the Central District of California, Santa Ana Division (Case Nos. SA 98-11545RA and SA 98-11547RA, respectively), assigned to Judge Robert Alberts, seeking reorganization under Chapter 11 of the Federal Bankruptcy Code (the "Code").

On January 27, 1999, the Bankruptcy Court entered an order (the "Confirmation Order") confirming the First Amended Plan of Reorganization, as modified pursuant to hearings of November 12-13, 1998, with Debtors in Possession as co-proponents (the "Plan"). The following is a summary of the material features of the Plan and is qualified in its entirety by reference to the Plan itself.

The Plan generally provides for, among other things: (i) the substantive consolidation of the Company and the Subsidiary into one consolidated entity (collectively, the "Debtors"), with assets and liabilities to be pooled and liabilities to be satisfied from a common fund; (2) the payment in full of the allowed secured claim of El Dorado Bank through the proceeds of the sale of certain real property located at 11121 and 11981 Dale Street, Stanton, California (the "Dale Street Property"); (2) the payment in full of the secured claims of City National Bank (CNB") through a contribution of capital from Automotive Performance Group ("APG") in the amount of $500,000, the receipt of the Company's tax refund believed to be approximately $350,000, and payment of certain other additional amounts as specified in the Plan; (3) the payment of allowed administrative claims from the proceeds of the sale of Debtors' unencumbered assets, and to the extent that funds generated from such sale are insufficient, APG will provide sufficient cash so that the maximum amount of $1,100,000 may be applied pro rata toward the payment of allowed administrative claims; (4) the issuance to holders of allowed unsecured claims of 200,000 shares of AGP common stock, on a pro-rata basis; (5) the reorganization of the Debtors and their remaining assets under the management and control of APG (APG is a publicly traded company, ticker symbol RACG), with APG to be issued new common stock in the Company pursuant to Section 1145 of the Code such that it will own approximately 80% of the outstanding common stock of the Company after issuance; (6) issuance of additional shares of common stock to holders of allowed unsecured claims pursuant to Section 1145 of the Code such that holders will own approximately 17% of the outstanding common stock of the Company after issuance; (7) the effective dilution of existing shareholders such that existing shareholders will own approximately 3% of the outstanding common stock of the Company after the issuance of shares of common stock to APG and holders of allowed unsecured claims; (8) the pledge by APG of up to $2,000,000 in cash (to capitalize the Debtors); (9) the pledge by APG of up to $50,000 to pursue and litigate certain bankruptcy related claims and other potential causes of action;
(10) the assumption or rejection of certain executory contracts to which Debtors were parties, including the rejection of the Consulting Agreement with Boyd Coddington, dated November 1, 1997.

A copy of the Press Release issued by the Company on January 22, 1999, reporting the confirmation of the Plan by the Bankruptcy Court is filed as an exhibit hereto.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

(a)         Financial statements of businesses acquired.

                None

(b)         Pro forma financial information.

                None

(c)         Exhibits

                99 Text of Press Release dated January 22, 1999 re: Boyds Wheels, Inc. Emerges From Bankruptcy; Plan of Reorganization Confirmed.


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                                   SIGNATURES


            Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                             BOYDS WHEELS, INC.



Date: February 11, 1999                      By: /s/ Jack Karkosky
                                                 -------------------------------
                                                     Jack Karkosky
                                                     Acting President


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                                  EXHIBIT INDEX

Exhibit                                                                        Sequential
Number                                                                         Page Number
------                                                                         -----------
  99       Press Release RE: Boyds Wheels, Inc. Emerges From Bankruptcy;
           Plan of Reorganization Confirmed.